UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

SRS LABS, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-21123	33-0714264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

(949) 442-1070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.l4a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01.             Other Events.

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 20, 2012

This supplement amends and supplements the proxy statement/prospectus (the “Proxy Statement”), which forms part of a Registration Statement on Form S-4 initially filed with the United States Securities and Exchange Commission (the “SEC”) on May 17, 2012 by DTS, Inc. (“DTS”) and declared effective by the SEC on June 20, 2012, for a special meeting of stockholders of SRS Labs, Inc. (“SRS,” “our” or “we”) to be held on Friday, July 20, 2012, at 10:00 a.m. (Pacific Time), at our principal executive offices located at 2909 Daimler Street, Santa Ana, California 92705. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of April 16, 2012 (as that agreement may be amended in accordance with its terms, the “Merger Agreement”), by and among SRS, DTS, DTS Merger Sub, Inc., a wholly owned subsidiary of DTS, and DTS LLC, a wholly owned subsidiary of DTS (the “Merger Proposal”), which provides for a merger in which SRS will become a wholly owned subsidiary of DTS (the “Merger”).  Defined terms used and not otherwise defined herein have the same meanings set forth in the Proxy Statement.

The information contained herein speaks only as of July 16, 2012, unless the information specifically indicates that another date applies.

Our board of directors unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the advisory (non-binding) approval of the compensation that may be paid or become payable to our named executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Merger-Related Compensation Proposal”) and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to constitute a quorum or to approve the Merger Proposal or the Merger-Related Compensation Proposal (the “Adjournment Proposal”).

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

In addition, on July 16, 2012, SRS and DTS issued a joint press release announcing that they have extended the deadline for SRS stockholders that wish to make an election with respect to the consideration to be received in the proposed merger with DTS from 5:00 p.m., New York City time, on July 16, 2012, to 5:00 p.m., New York City time, on July 18, 2012 (the “New Election Deadline”).  SRS stockholders must deliver a properly completed election form to Computershare by 5:00 p.m., New York City time, on the New Election Deadline.

The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement and the documents incorporated by reference into this supplement contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect DTS’ and SRS’ current beliefs, expectations or intentions regarding future events.  Statements that are not historical facts, including statements that use terms such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks” and “will” and that relate to the companies’ plans and objectives for future operations, are forward-looking statements.  In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this supplement should not be considered as a representation by DTS, SRS or any other person that the companies’ objectives or plans will be achieved.  These forward-looking statements include, without limitation, the execution of a stipulation of settlement or the approval of such stipulation of settlement by the applicable court and the timing of the completion of the Merger.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of DTS and SRS and are difficult to predict.  These risks and uncertainties also include those set forth under “Risk Factors” in the Proxy Statement, as well as, among others, risks and uncertainties relating to (i) any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the inability to obtain SRS stockholders’ approval of the Merger Proposal or the failure to satisfy other conditions to completion of the Merger, including receipt of regulatory approvals, (iii) risks that the Merger disrupts each company’s current plans and operations, (iv) the ability to retain key personnel, (v) the ability to recognize the benefits of the Merger, (vi) the amount of the costs, fees, expenses and charges related to the Merger, (vii) risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development, integration issues, costs and unanticipated expenditures and accounting charges, changing relationships with customers and strategic partners and potential contractual or intellectual property issues, (viii) unexpected variations in market growth and demand for the combined company’s technologies, (ix) increased competition, (x) the impact of acts of terrorism and acts of war, (xi) greater frequency or severity of unpredictable catastrophic events, (xii) changes in regulations or tax laws, (xiii) adverse general economic conditions and (xiv) judicial, legislative, political and other governmental developments, as well as management’s response to these factors and other factors identified in each company’s filings with the SEC.  DTS and SRS caution that the foregoing list of factors is not exclusive.

Additional information concerning these and other risk factors is contained in DTS’ and SRS’ most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.  All subsequent written and oral forward-looking statements concerning DTS, SRS, the Merger or other matters attributable to DTS or SRS or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  DTS and SRS are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

LEGAL PROCEEDINGS RELATED TO THE MERGER

As previously described in the Proxy Statement under the heading “The Merger—Litigation”, two putative class action lawsuits were filed by purported SRS stockholders challenging the Merger.

The first putative class action lawsuit, captioned Williams v. SRS Labs, Inc., et al. Case No. 30-2012-00565660-CU-BT-CXC, was filed in the Superior Court of the State of California, County of Orange (the “California Court”), purportedly on behalf of the public holders of SRS common stock against SRS, DTS and the members of the SRS board of directors (collectively, the “Defendants”), alleging, among other things, that the directors of SRS, aided and abetted by SRS and DTS, breached their fiduciary duties to the SRS stockholders in connection with the proposed Merger (the “California Litigation”) and seeking, among other things, to enjoin the Defendants from completing the Merger pursuant to the terms of the Merger Agreement absent implementation of a process to obtain a potentially higher price and/or to require additional disclosures by SRS.

The second putative class action lawsuit, captioned Fong v. SRS Labs, Inc., et al. Case No, 7481-VCN, was filed in the Court of Chancery of the State of Delaware (the “Delaware Court”) purportedly on behalf of the public SRS stockholders against DTS, DTS Merger Sub, Inc., DTS LLC, SRS and the members of the SRS board of directors, alleging, among other things, that the directors of SRS, aided and abetted by the other defendants, breached their fiduciary duties to the SRS stockholders in connection with the proposed Merger (the “Delaware Litigation”) and seeking, among other things, to enjoin the defendants from completing the Merger pursuant to the terms of the Merger Agreement absent implementation of any and all methods to obtain a potentially higher price for stockholders or, if the Merger is consummated, to rescind the Merger and award actual and punitive damages.  The Delaware Litigation has been stayed by the Delaware Court pending the resolution of the California Litigation, and upon entry of a final order in the California Litigation, the plaintiff in the Delaware Litigation will seek dismissal of the Delaware Litigation.

After filing the California Litigation and engaging in certain discovery, plaintiff’s counsel indicated to Defendants’ counsel that they believed additional disclosures should be made available to the SRS stockholders.

On July 16, 2012, the Defendants and the plaintiff in the California Litigation entered into a memorandum of understanding (the “MOU”), agreeing in principle to settle the California Litigation in exchange for Defendants’ agreement to make certain supplemental disclosures described below.  The MOU contemplates that the parties will prepare a definitive stipulation of settlement, which will be subject to court approval.  If approved by the California Court, it is anticipated that the settlement will result in a release of the Defendants from all claims that were or could have been asserted challenging any aspect of or otherwise relating to the Merger, the Merger Agreement or the disclosures made in connection therewith, and that the California Litigation will be dismissed with prejudice.

Pursuant to the terms of the MOU, SRS has agreed to make certain supplemental disclosures regarding the Merger in this supplement to the Proxy Statement. The supplemental disclosures are contained below in this supplement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. In return, the plaintiff has agreed to the dismissal of the California Litigation with prejudice and to withdraw and/or refrain from filing any and all motions seeking to enjoin or otherwise challenging the Merger. In addition, the MOU contemplates that plaintiff’s counsel will petition the California Court for an award of attorneys’ fees and expenses in an amount not to exceed $400,000, to be paid by SRS or its insurers or successors. There can be no assurance that the parties will ultimately reach agreement on a definitive stipulation of settlement or that the California Court will approve the proposed settlement, even if the parties were to enter into such stipulation of settlement. In such event, the proposed settlement as contemplated by the MOU may be terminated.

The settlement will not affect the consideration to be paid to SRS stockholders in connection with the proposed Merger or the timing of the special meeting of SRS stockholders scheduled for Friday, July 20, 2012, at 10:00 a.m. (Pacific Time), at our principal executive offices located at 2909 Daimler Street, Santa Ana, California 92705 to consider and vote upon a proposal to adopt the Merger Agreement, among other things.

The Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the California Litigation, including that they have committed any violations of law or breaches of fiduciary duty, aided and abetted any violations of law or breaches of fiduciary duty, acted improperly in any way or have any liability or owe any damages of any kind to the plaintiffs or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the directors of SRS failed to maximize stockholder value by entering into the Merger Agreement. The settlement contemplated by the MOU is not, and should not be construed as, an admission of wrongdoing or liability by any Defendant. However, to avoid the risk of delaying the Merger, and to provide additional information to the SRS stockholders at a time and in a manner that would not cause any delay of the Merger, the Defendants agreed to the settlement described above. The parties considered it desirable that the California Litigation be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the California Litigation.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

The Merger—Certain Financial Forecasts Utilized by SRS in Connection with the Merger

The following disclosure supplements and restates the table on page 62 of the Proxy Statement following the fifth paragraph under the heading “The Merger—Certain Financial Forecasts Utilized by SRS in Connection with the Merger”.

	Fiscal Year Ending December 31, (Amounts in thousands, except per share amounts)
	2012E	2013E	2014E	2015E	2016E

Total Revenue	$37,919	$49,008	$64,622	$82,794	$101,040
Capital Expenditures	$(925)	$(1,000)	$(1,100)	$(1,200)	$(1,400)
Operating Income	$4,755	$9,750	$16,963	$25,688	$34,669
EBITDA	$5,988	$11,106	$18,454	$27,329	$36,474
Changes in Deferred Taxes	$3,080	$3,000	$4,700	$1,002	$0
Net Income	$4,955	$9,950	$17,163	$15,533	$20,922
Unlevered Free Cash Flows	$8,234	$12,981	$21,685	$17,023	$21,602
EPS	$0.32	$0.64	$1.03	$0.88	$1.12

The Merger—Opinion of Covert & Co.

The following disclosure supplements and restates the second paragraph on page 66 of the Proxy Statement under the heading “Financial Analyses”.

In its evaluation of the Merger, Covert & Co. analyzed the historical and projected financial performance of SRS and considered several valuation methodologies, including a discounted cash flow analysis, a comparable public trading multiple analysis and a precedent transaction analysis, among others.  Covert & Co. did not prepare any valuation analyses regarding the value of DTS’ common stock.

The following disclosure supplements and restates the information on page 67 of the Proxy Statement under the heading “Discounted Cash Flow Analysis”.

Covert & Co. conducted a discounted cash flow (“DCF”) analysis of SRS to calculate a range of implied equity values for SRS. A DCF analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by an asset and taking into consideration the time value of money with respect to those future unlevered free cash flows by calculating their “present value.”  “Unlevered free cash flows” refers to revenue, less cost of sales and SG&A expenses (including stock-based compensation), less cash taxes, plus depreciation and amortization, plus or minus changes in working capital and deferred taxes, and less capital expenditures.  “Present value” refers to the current value of one or more future cash payments from the asset, which Covert & Co. refers to as that asset’s free cash flows, and is obtained by discounting those free cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all free cash flows from an asset for periods beyond the final forecast period.

Covert & Co. analyzed the five-year projections, from 2012 through 2016, provided by SRS’ management with respect to future unlevered after-tax free cash flows of the company. The future unlevered free cash flows for such five-year period were discounted back to present value as of December 31, 2011, using discount rates ranging from 20.0% to 24.0%. These discount ranges were based upon SRS’ weighted average cost of capital and incorporated the risk premium associated with the small market capitalization of SRS, as well as the uncertainty related to achieving the projections provided by SRS’ management.  Covert & Co. utilized risk premium data derived from the 2012 Ibbotson SBBI Risk Premia Over Time Report, which, among other things, includes guidance regarding risk premiums based on the size of the subject company as measured by market capitalization.  For purposes of the 2012 Ibbotson SBBI Risk Premia Over Time Report, SRS falls within the tenth decile of companies by size.  Covert & Co. utilized the size premium of the tenth decile, which would result in higher discount rates and, therefore, a lower discounted cash flow valuation.

The terminal value of SRS was then calculated using two methodologies: 1) perpetuity growth rates ranging from 3.0% to 4.0% and 2) an exit multiple of EBITDA (as defined below) in the terminal year ranging from 6.0x to 9.0x.

Using the perpetuity growth method, the foregoing analysis implied a per share equity valuation range of $8.06 to $9.04. Using the terminal EBITDA multiple method, the foregoing analysis implied a per share equity valuation range of $9.96 to $13.13.

The following disclosure supplements and restates the information on pages 67 and 68 of the Proxy Statement under the heading “Comparable Public Trading Multiples Analysis”.

Covert & Co. compared selected financial and transaction value metrics of SRS with similar data for two publicly traded companies.  Initially, Covert & Co.’s refined search of comparable companies yielded 13 potential candidates.  Although none of the companies are directly comparable to SRS, Covert & Co. selected Dolby Laboratories, Inc. (“Dolby”) and DTS because they represented the best comparables to SRS based on a number of criteria, including the nature of the companies’ operations, size and target markets. Covert & Co. focused on companies providing high-definition audio solutions and audio processing and enhancement technologies. Covert & Co. believed that only companies that exclusively provided these technologies should be considered, as companies with additional product offerings not in the audio technology space have business models that were not comparable to SRS. Covert & Co. believed that Dolby and DTS are the only public companies outside of SRS to offer post-processing audio technologies.

For both Dolby and DTS, Covert & Co. calculated various valuation multiples, including:

• the ratio of enterprise value to actual revenue for calendar year 2011;

• the ratio of enterprise value to projected revenue for calendar year 2012;

• the ratio of enterprise value to projected revenue for calendar year 2013;

• the ratio of enterprise value to actual EBITDA for calendar year 2011;

• the ratio of enterprise value to projected EBITDA for calendar year 2012; and

• the ratio of enterprise value to projected EBITDA for calendar year 2013.

Covert & Co. calculated the range of trading multiples for both companies. The range of enterprise value to revenue for Dolby was 3.1x to 3.2x and for DTS was 3.1x to 4.1x. The range of enterprise value to EBITDA for Dolby was 6.2x to 6.7x and for DTS was 7.8x to 11.5x.

For purposes of its analysis, Covert & Co. calculated the enterprise value of the two comparable companies as the market capitalization plus total debt, less cash and cash equivalents, and used revenue and EBITDA based on actual financial results for 2011 and projected financial results for 2012 and 2013 reported by independent research analyst reports. To calculate these trading multiples, Covert & Co. used closing trading prices of equity securities of each identified company on April 13, 2012. For SRS, Covert & Co. used revenue and EBITDA based on actual financial results for 2011 and projections prepared by SRS’ management for 2012 and 2013.

It should be noted that neither Dolby nor DTS is identical to SRS for reasons that include, but are not limited to, the following:  (i) Dolby and DTS had significantly higher trading multiples than SRS due to the fact that both companies are substantially larger and more mature players in their industry, (ii) Dolby and DTS had higher historical and projected growth rates and (iii) Dolby and DTS were significantly more profitable than SRS because the businesses of Dolby and DTS are based heavily on recurring, higher-margin products as opposed to the business of SRS.  In addition, in evaluating Dolby and DTS, Covert & Co. made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SRS.  As a result, neither Dolby nor DTS should be considered as directly comparable to SRS.

The foregoing analysis implied a per share equity valuation range of $6.94 to $8.82.

The following disclosure supplements and restates the information on pages 68 and 69 of the Proxy Statement under the heading “Precedent Transaction Analysis”.

Covert & Co. reviewed, to the extent publicly available, financial information relating to 32 transactions, of which Covert & Co. selected the following four transactions involving companies in the audio technology and technology licensing industries:

Announcement Date	Acquiror	Target	Transaction Value	Enterprise Value/Revenue
October 27, 2011	Sterling Partners	MOSAID Technologies	$571 million	5.3x
September 28, 2011	Pendrell Corporation	ContentGuard	$90 million	1.2x
June 2, 2010	Sonic Solutions	DivX	$327 million	2.3x
May 17, 2010	Google	Global IP Solutions	$68 million	4.7x

Covert & Co. included these transactions in its analysis because, in the exercise of its professional judgment and based upon its knowledge of the audio technology industry, Covert & Co. identified these transactions as the most relevant recent transactions in which the targets were, like SRS, technology licensors. Covert & Co. did not include transactions related to the acquisition of semiconductor manufacturers by technology licensors or audio hardware manufacturers as these are not comparable companies to SRS due to significantly different business models.

Covert & Co. reviewed, among other things, transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s revenue for the latest twelve month period prior to the transaction (which ranged from 1.2x to 5.3x). Covert & Co. then applied to SRS’ fiscal year 2011 actual revenue a range of multiples of revenue for the year preceding the Merger derived from the selected transactions of 2.3x to 4.0x in order to calculate an implied equity valuation range. Estimated financial data of the selected transactions were based on publicly available information.

The foregoing analysis implied a per share equity valuation range of $7.52 to $10.54.

VOTING AND REVOCABILITY OF PROXIES

Proxies

The shares represented by the proxies received, properly marked, dated and signed, or submitted via the Internet or telephone in accordance with the instructions set forth on the proxy card will be voted at the special meeting as indicated on the proxy card.  If you sign, date and mail your proxy card or submit a proxy for your shares via the Internet or telephone but do not provide voting instructions, your shares of SRS common stock will be voted “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Revocability of Proxies

Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting.  If you are a registered stockholder, you may change or revoke the vote represented by your proxy by (i) delivering a written revocation of the proxy or a later dated, signed proxy card to SRS’ Corporate Secretary at 2909 Daimler Street, Santa Ana, California 92705 prior to 11:59 p.m., Pacific Time, on Thursday, July 19, 2012, the day before the date of the special meeting, (ii) delivering a new, later dated proxy by telephone or via the Internet prior to 11:59 p.m., Eastern Time, on Thursday, July 19, 2012, the day before the date of the special meeting, (iii) delivering a written revocation or a later dated, signed proxy card to SRS’ Corporate Secretary at the special meeting prior to the taking of the vote on the proposals presented at the special meeting or (iv) attending the special meeting and voting in person, provided that simply attending the special meeting without voting in person will not cause your proxy to be revoked.  Please note that if you hold your shares in street name and you have instructed your bank, brokerage firm or other nominee to vote your shares, the above-described options for changing or revoking your vote do not apply and you must instead follow the directions received from your bank, brokerage firm or other nominee to change or revoke your vote.

Stockholders of SRS that do not wish to rescind their votes, including stockholders that have already voted in favor of the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, do not need to take any further action.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed Merger, DTS has filed with the SEC, and the SEC declared effective on June 20, 2012, a Registration Statement on Form S-4 that includes the Proxy Statement and a form of proxy.  The Proxy Statement and proxy were first mailed to SRS stockholders on or about June 20, 2012.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR SENT TO STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders may obtain a free copy of the Proxy Statement, this supplement and other relevant documents filed by SRS and DTS with the SEC at the SEC’s website at www.sec.gov or by directing a request to SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attention: Investor Relations or by directing a request to DTS, Inc., 5220 Las Virgenes Road, Calabasas, California 91302, Attention: Stockholder Relations.

Participants in Solicitation

DTS, SRS, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of SRS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 15, 2012 and amended on April 30, 2012.  Information about the directors and executive officers of DTS is set forth in its definitive proxy statement, which was filed with the SEC on April 10, 2012.  Certain directors and executive officers of SRS may have direct or indirect interests in the proposed Merger due to securities holdings, preexisting or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed Merger.  Investors and security holders may obtain additional information regarding the interests of such participants by reading the Proxy Statement.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.

	By:	/s/ Thomas C.K. Yuen
Name: Thomas C.K. Yuen
Title: Chairman and CEO

Date: July 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 16, 2012.